UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ x ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a -12

                               VSE CORPORATION
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ x ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each Class of securities to which transaction applies:  N/A

2. Aggregate number of securities to which transaction applies:  N/A

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4. Proposed maximum aggregate value of transaction:  N/A

5. Total fee paid:  N/A

[   ] Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1. Amount previously paid:  N/A

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4. Date Filed:  N/A


 2550 Huntington Avenue, Alexandria, Virginia 22303-1499

                                              Notice of 2009 Annual Meeting of
                                              Stockholders and Proxy Statement

Fellow Stockholders:

       You are cordially invited to attend the annual meeting of stockholders of VSE Corporation ("VSE" or the "Company") to be held on Tuesday, May 5, 2009, commencing at 10:00 a.m., Washington, DC time, at the VSE Building, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499 (the "Annual Meeting").

       We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2008 Annual Report to Stockholders, Proxy Statement and Proxy Card at www.cfpproxy.com/3307. On March 24, 2009, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper or e-mail copy of these materials by mail, telephone or e-mail. If you requested your materials by e-mail, the e-mail contains voting instructions and links to the materials on the Internet. You may vote your shares by Internet, by telephone, by regular mail or in person at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice and on the Proxy Card.

       The proxy materials describe the formal business to be transacted at the Annual Meeting and a report on the operations of the Company. VSE directors and officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, that contains detailed information concerning the Company's activities and operating performance.

       The business to be conducted at the Annual Meeting consists of the election of nine directors and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. VSE's Board of Directors (the "Board") unanimously recommends a vote "FOR" the election of each of the director nominees and "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. On behalf of the Board, please vote your shares now, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but it will ensure that your vote is counted. Your vote is important.

       Please note the location for the Annual Meeting. The VSE Building is located at 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, just off I-95/I-495 at Exit 176A (Telegraph Road-South). The building is also within walking distance of the Huntington Avenue Metro Station (Yellow Line), using the Lower Level exit to Huntington Avenue. I hope you will be able to join us.

                                              Sincerely,
                                              VSE CORPORATION

                                              /s/ D. M. Ervine

                                              D. M. Ervine
                                              Executive Chairman of the Board
March 24, 2009


                               VSE CORPORATION
           2550 Huntington Avenue, Alexandria, Virginia 22303-1499


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 5, 2009

To the Stockholders of VSE Corporation:

       Notice is hereby given that the annual meeting of stockholders of VSE Corporation, a Delaware corporation ("VSE" or the "Company"), will be held on Tuesday, May 5, 2009, commencing at 10:00 a.m., Washington, DC time, at the VSE Building, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, for the following purposes:

	1. To elect nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

	2. To ratify the appointment of Ernst & Young LLP as VSE's independent registered public accounting firm for the year ending December 31, 2009; and
	3. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Only record holders of VSE common stock as of the close of business on March 6, 2009, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof. The list of stockholders entitled to vote at the meeting or any adjournments thereof will be open to the examination of any stockholder during the 10 days prior to the meeting at VSE's offices located at 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, during ordinary business hours.

       The VSE Corporation 2008 Annual Report to Stockholders, which contains the Company's consolidated financial statements and other information of interest to stockholders, accompanies this proxy material.

       IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

                                         By Order of the Board of Directors

                                         /s/ Thomas M. Kiernan

                                         Thomas M. Kiernan, Secretary
March 24, 2009


                               VSE CORPORATION

                      __________________________________

                               PROXY STATEMENT
                       Annual Meeting of Stockholders
                          to be held on May 5, 2009
                      __________________________________


                                INTRODUCTION

General

       This proxy statement is being furnished to the stockholders of VSE Corporation, a Delaware corporation ("VSE" or the "Company"), in connection with the solicitation of proxies by VSE's Board of Directors (the "Board") for use at the annual meeting of VSE's stockholders to be held on Tuesday, May 5, 2009, commencing at 10:00 a.m., Washington, D.C. time, at the VSE Building, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, and at any adjournments thereof for the purposes specified in the accompanying notice of meeting (the "Annual Meeting").

       The mailing address of VSE's principal executive office is 2550 Huntington Avenue, Alexandria, Virginia 22303-1499. VSE's telephone number is
(703) 960-4600. On March 24, 2009, we mailed VSE stockholders a notice containing instructions on how to access our 2009 Proxy Statement and 2008 Annual Report and vote online. The notice also included instructions on how to receive a paper copy of the Annual Meeting materials, including the notice of annual meeting, proxy statement, and proxy card. If you received your Annual Meeting materials by mail, the notice of annual meeting, proxy statement, and proxy card from our Board of Directors were enclosed. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at www.cfpproxy.com/3307.

       The close of business on March 6, 2009, is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of a majority of VSE's outstanding common stock, par value $.05 per share (the "Stock" or "VSE Stock"), as of March 6, 2009, must be present at the Annual Meeting, either in person or represented by properly executed proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

       As of the close of business on March 6, 2009, there were 5,128,380 shares of Stock outstanding and approximately 300 stockholders of record. Each stockholder is entitled to one vote for each share of Stock held of record as of the close of business on March 6, 2009, on all matters which may be submitted to the stockholders at the Annual Meeting.

Matters to be Considered

       The purpose of the Annual Meeting is to vote on the election of nine directors to the Board and to ratify the appointment of Ernst & Young LLP as VSE's independent registered public accounting firm for the year ending December 31, 2009.

       As of the date of this proxy statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters

                                     -1-
specifically referred to herein. If, however, any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies, which confer authority on such holders to vote on such matters, in accordance with their best judgment. The persons named as attorneys-in-fact in the proxies are VSE officers.

Voting and Recommendations of the Board of Directors

       All Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated on a proxy, the Stock represented thereby will be voted as recommended by the Board, namely "FOR" the election as VSE directors of each of the nine nominees listed below under Proposal No. 1, and "FOR" the ratification of the appointment of Ernst & Young LLP as VSE's independent registered public accounting firm for the year ending December 31, 2009, as discussed below under Proposal No. 2.

Vote Required

       Directors are elected by a plurality of votes cast, including Stock voted, and without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm will be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked "ABSTAIN."

How to Vote

       VSE is making its proxy materials available to stockholders on the Internet. You may read, print and download our 2008 Annual Report to Stockholders, Proxy Statement and Proxy Card at www.cfpproxy.com/3307. On March 24, 2009, we mailed a notice to stockholders containing instructions on how to access our proxy materials and vote online. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your shares by Internet, by telephone, by regular mail or in person at the Annual Meeting. Each of these voting options is described in the notice and the Proxy Card.

       You should complete and return your Proxy Card, or vote using the Internet or telephone voting options, to ensure that your vote is counted at the Annual Meeting, or at any adjournment of the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted "FOR" the election of each of the nine director nominees named in this Proxy Statement and "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

       If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote in person at the Annual Meeting. If you want to vote your VSE Stock that is held in street name in person at the Annual Meeting, you will need a written proxy card in your name from the broker, bank or other nominee who holds your Stock.

Revocation of Proxies

       A stockholder returning a proxy to VSE may revoke it at any time before it is exercised by granting a later proxy with respect to the same Stock or by communicating such revocation in writing to VSE's Secretary. In addition, any stockholder who has executed a proxy but attends the Annual Meeting in person

                                     -2-
may cancel a previously given proxy by voting in person whether or not the proxy has been revoked in writing.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding beneficial ownership of VSE Stock as of March 6, 2009, based on VSE records, information filed with the Securities and Exchange Commission (the "SEC"), and information provided to VSE. Based solely on this information, no person or group of persons beneficially owned more than five percent of VSE Stock except Calvin
S. Koonce. Information on Mr. Koonce's beneficial ownership of VSE Stock is given below.

       The voting and investment powers of the VSE Stock listed below are held solely by the reported owner unless otherwise indicated.


________________________________________________________________________________
                                       Shares beneficially       Percent of
Name of Beneficial Owner	              owned               class (a)
________________________________________________________________________________


Certain Beneficial Owners
-------------------------
VSE ESOP and 401(k) Plan (b)	              95,499	            1.9%

Non-Employee Directors
----------------------
Ralph E. Eberhart                              1,700                *
Clifford M. Kendall                           43,314                *
Calvin S. Koonce (c)                         847,914               16.5%
James F. Lafond (d)                            7,094                *
David M. Osnos (d)                            17,800                *
Jimmy D. Ross (d)                              4,340                *
Bonnie K. Wachtel (d) 	                      48,736                *

Executive Officers and Other Directors
--------------------------------------
Thomas G. Dacus (d)                            8,166                *
Donald M. Ervine                              24,168                *
Maurice A. Gauthier (e)                        1,800                *
Michael E. Hamerly (d)                        13,062                *
Randy W. Hollstein                                 0                -
Thomas M. Kiernan                                  0                -
James M. Knowlton                             35,006                *
James W. Lexo, Jr.                             1,990                *
Thomas R. Loftus (d)                          27,296                *
James E. Reed  	                               3,244                *
Carl E. Williams                               1,229                *
Crystal R. Williams                                0                -

Directors, Nominees and Executive Officers as a Group
-----------------------------------------------------
(19 persons) (d) (f) 	                   1,086,859	           21.2%

*	Represents less than one percent.

(a)	Based on 5,128,380 shares of VSE Stock outstanding as of the March 6,
	2009, record date.
                                     -3-
(b)	These shares are held in trust for the benefit of the VSE ESOP and
	401(k) Plan participants. Three VSE officers serve as trustees of the ESOP and 401(k) Plan and share voting and investment power over the shares held by the Plan. The mailing address for the ESOP and 401(k) Plan is 2550 Huntington Avenue, Alexandria, Virginia 22303-1499.

(c)	Mr. Koonce's mailing address is 6550 Rock Spring Drive, Suite 600,
	Bethesda, Maryland 20817.

(d)	Includes the following number of shares of Stock that the non-employee
	directors, executive officers, other directors, and all directors, nominees, and executive officers as a group have the right to purchase pursuant to the exercise of stock options that are exercisable within the next 60 days: James F. Lafond-2,000, David M. Osnos-2,000,
	Jimmy D. Ross-500, Bonnie K. Wachtel-2,000, Thomas G. Dacus-4,500, Michael E. Hamerly-3,000, Thomas R. Loftus-12,000, and all directors, nominees, and executive officers as a group-26,000.

(e)	The share amount reported above for Mr. Gauthier (1,800) does not
	include 5,831 shares of VSE Stock, with subsequent vesting and issuance dates, awarded to Mr. Gauthier on April 28, 2008, as an inducement to become VSE's Chief Executive Officer and President. Subject to the term of Mr. Gauthier's Employment Agreement not having terminated, the Employment Agreement provides for vesting and issuance dates for the 5,831 shares as follows: 25% of the shares will be vested and issued to Mr. Gauthier on April 28 of 2009 and 2010, and 50% of the shares will be vested and issued to Mr. Gauthier on April 28, 2011.

(f)	Excludes the 95,499 shares beneficially owned or controlled by the
	trustees of the VSE ESOP and 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

	Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires VSE officers and directors and persons who own more than 10% of the VSE Stock to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC
regulations to furnish VSE with copies	of all such reports that they file.
Based solely on a review of copies of reports filed with the SEC and written representations by certain officers and directors, VSE believes that all VSE officers, directors and stockholders subject to the reporting requirements of
Section 16(a) filed their reports on a timely basis during 2008, except for SEC Form 3s that were filed late on behalf of VSE executive officers Randy W. Hollstein and Crystal R. Williams, reporting that Mr. Hollstein and Ms. Williams owned no VSE Stock.

                               Proposal No. 1
                               --------------
                            ELECTION OF DIRECTORS

Nominees

       At the Annual Meeting, stockholders will elect, by a plurality of the votes cast, in person or by proxy nine VSE directors, who will constitute the entire Board. Each nominee listed below is currently serving as a VSE director and was elected by the stockholders at the last annual meeting of stockholders, except for Maurice A. Gauthier, who was appointed a director by the Board on February 23, 2009. Each nominee elected as a director will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified. If any nominee should become unable to serve for any reason, the proxies will be voted for such substitute nominee as shall be designated by the Board.

                                     -4-
       The nine nominees for election as VSE directors and certain information regarding them are as follows:


Name and Principal Occupation	                         Age	 Director since
_____________________________                            ___     ______________

Ralph E. Eberhart	                                  62	      2007
General, U.S. Air Force (Ret.), formerly Commander-in-
Chief, North American Aerospace Defense Command
(NORAD) and U.S. Northern Command. General Eberhart retired from the Air Force in 2005 after 36 years of service. He was then appointed and continues to serve as President of the Armed Forces Benefit Association
(AFBA) and as Chairman of its related enterprises:
5Star Bank, 5Star Life Insurance Company, AFBA 5Star
Investment Management Company, and AFBA 5Star Fund,
Inc. He is also a director of Rockwell Collins, Inc.

Donald M. Ervine                                          72	      1987
VSE Executive Chairman of the Board. Mr. Ervine served as the Company's Chairman and Chief Executive Officer from 1992, and as its President and Chief Operating
Officer from 2002, through April 28, 2008.

Maurice A. Gauthier	                                  61          2009
VSE Chief Executive Officer, President and Chief
Operating Officer. Mr. Gauthier completed a distinguished military career of over 28 years of service, retiring in 1997 as a Navy Captain.
Mr. Gauthier worked for VSE from October 1997 through
February 1999 as Vice President and Director of
Strategic Planning and Business Development, before joining the Nichols Research Corporation as President of its Navy Group. With the acquisition of Nichols
Research Corporation by Computer Sciences Corporation
(CSC) in 1999, Mr. Gauthier  served as a CSC Vice
President and General Manager until rejoining VSE in 2008.

Clifford M. Kendall	                                  77	      2001
Private Investor (for more than the past five years).
Mr. Kendall is Chairman of the Board of Regents of the University System of Maryland. Mr. Kendall was one of the founders of Computer Data Systems, Inc., in 1968, and he served as its Chairman and Chief Executive
Officer from 1970 to 1991 and as Chairman until December 1997.

Calvin S. Koonce	                                  71	      1992
Chairman, Koonce Securities, Inc., a securities broker/dealer firm (for more than the past five years).

James F. Lafond	                                          66	      2003
Retired executive and certified public accountant.
From 1998 to 2002, Mr. Lafond was Washington Area
Managing Partner, Pricewaterhouse-Coopers LLP. He previously served in various leadership positions at Coopers & Lybrand (1964 to 1998). He is also a director of WGL Holdings, Inc.

                       (table continued on next page)
                                     -5-

Name and Principal Occupation	                         Age	 Director since
_____________________________                            ___     ______________


David M. Osnos	                                          77	      1968
Of counsel (previously senior partner) at Arent Fox
LLP, attorneys-at-law (for more than the past five years). He is also a director of EastGroup Properties, Inc.

Jimmy D. Ross	                                          72	      1994
General, U.S. Army (Ret.), formerly Commanding
General, U.S. Army Materiel Command. He is also a director of Stanley, Inc.

Bonnie K. Wachtel	                                  53	      1991
Vice President and General Counsel, Wachtel & Co.,
Inc., brokers and underwriters (for more than the past five years). She is also a director of Information
Analysis Incorporated.

Board of Directors, Committees, and Corporate Governance

       There are currently nine Board members. Except for Mr. Ervine and Mr. Gauthier who serve as VSE's Executive Chairman and Chief Executive Officer, respectively, all of our current directors are "independent" as defined by the applicable rules of The NASDAQ Stock Market, Inc. ("NASDAQ"). The independent directors regularly have the opportunity to meet without Mr. Ervine or Mr. Gauthier in attendance. During 2008, there were six regular Board meetings, and no director attended less than 75% of the aggregate of (a) the total number of Board meetings (in person or by telephone) and (b) meetings of Board committees on which he or she served (during the period that he or she served). VSE does not have a specific policy regarding attendance at the annual stockholders meeting. All directors, however, are encouraged to attend if available, and VSE tries to ensure that at least one independent director attends the annual stockholder meeting and is available to answer stockholder questions. Seven directors, including six independent directors, attended last year's (2008) annual meeting.

       Pursuant to a Transition Agreement between the Company and Donald M. Ervine dated as of April 22, 2008, the Board will, subject to applicable laws and regulations and the Board's fiduciary duties to the Company and its stockholders: (i) nominate Mr. Ervine to be elected as a VSE director by VSE's stockholders at each annual and other meeting of VSE's stockholders at which they will elect VSE directors and (ii) if Mr. Ervine is then a VSE director, appoint and maintain Mr. Ervine as Chairman during the period commencing on April 28, 2008 and continuing until at least the date of the first annual or other meeting of VSE's stockholders in 2010 at which they will elect VSE directors.

       The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, and a Planning and Finance Committee. The current charters for each of the Committees are available on VSE's Internet site, www.vsecorp.com. The members of the Board committees, as of the date of this Proxy Statement, are identified in the following table.

                                     -6-
                 Board Committees and Membership, 2008-2009

                                                    Nominating
                                                 and Corporate     Planning and
                         Audit     Compensation     Governance          Finance
Director             Committee        Committee      Committee        Committee
--------             ---------        ---------      ---------        ---------
Ralph E. Eberhart                          X              X                X
Donald M. Ervine                                                       Chair
Maurice A. Gauthier                                                        X
Clifford M. Kendall          X             X          Chair
Calvin S. Koonce                           X              X                X
James F. Lafond          Chair                            X                X
David M. Osnos                                            X                X
Jimmy D. Ross                          Chair              X                X
Bonnie K. Wachtel            X                            X                X


       Audit Committee. The primary purpose of the Audit Committee is to oversee VSE's accounting and financial reporting processes and the audits of VSE's financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company's independent auditors.

       All of the Audit Committee members during the past fiscal year were independent in accordance with applicable rules of the SEC and NASDAQ. Each member is able to read and understand fundamental financial statements, including the Company's consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flow. The Board has determined that Mr. Lafond is an "audit committee financial expert" as defined in Regulation S-K Item 407(d)(5). During 2008, the Audit Committee met nine times.

       Compensation Committee. The primary purpose of the Compensation Committee is to oversee VSE's compensation structure, to review and provide guidance to the Board regarding the compensation of VSE's officers and directors, including the compensation of the Chief Executive Officer and other executive officers, to review and provide guidance regarding employment agreements, to administer certain compensation plans including stock option, restricted stock, and deferred compensation plans, and to perform such other duties and responsibilities as are consistent with the committee's charter. Each of the committee members is independent in accordance with applicable NASDAQ rules. The Compensation Committee met five times during 2008.

       Matters recommended by the Compensation Committee, and any delegation of its authority, are subject to approval by the Board; if such approval is not received, the Compensation Committee will reconsider the recommendation or proposed delegation. The Compensation Committee has the authority to retain outside counsel or other experts or consultants as needed. Additional information on the role and responsibilities of the Compensation Committee is provided under the heading "Compensation Discussion and Analysis," below.

       Nominating and Corporate Governance Committee. The primary purpose of the Nominating and Corporate Governance Committee is to make recommendations to the Board with respect to nominees to be proposed for election as directors and with corporate policies regarding, among other things, business conduct, securities trading, indemnification of VSE officers and directors, and conflicts of interest involving VSE officers, directors, and employees. Each of the committee members is independent in accordance with applicable NASDAQ rules. During 2008, the Nominating and Corporate Governance Committee met two times.

                                     -7-
       Planning and Finance Committee. The primary purpose of the Planning and Finance Committee is to consider and make recommendations to the Board regarding (a) strategic planning, acquisitions, mergers, and succession planning, (b) capitalization and long-term funding requirements, and (c) proposals concerning the financial policies and substantive financial transactions of the Corporation. During 2008, the Planning and Finance Committee met two times.

       Director Nominations and Qualifications. Stockholders may recommend persons to be nominated for election as directors of VSE at the annual meeting of stockholders. To be considered, such recommendation must be submitted in accordance with VSE's by-laws and must be received in writing by the Corporate Secretary of VSE no later than 90 days before the date in the current year which corresponds to the date on which the annual meeting was held during the immediate prior year. (Nominations for the year 2010-2011 should be received by the Corporate Secretary no later than February 4, 2010.) Such recommendation shall be accompanied by the proposing stockholder's name, evidence that such stockholder is a beneficial owner of VSE Stock, and the candidate's name, biographical data and qualifications.

       The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for Board membership as described below. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria discussed below.

       Under these criteria for Board nominations, Board members should have the highest professional and personal ethics and values, consistent with longstanding VSE values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

       The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Such Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. Such Committee also will review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. The Committee has not in the past retained any third party to assist in identifying nominees for Board membership.

                                     -8-
Lead Independent Director

       The Board has established the position of Lead Independent Director. The Lead Independent Director assists the Chairman and the other Board members in assuring effective corporate governance. On March 2, 2007, Mr. Osnos was appointed as Lead Independent Director, and he has served in such capacity since that date.

Communications with the Board

       Individuals may communicate with the Board by submitting an e-mail to the VSE Board at board@vsecorp.com. All directors have access to this e-mail address. Communications that are intended specifically for non-employee directors should be sent to the e-mail address above to the attention of the Lead Independent Director or Corporate Secretary. Communications to the Board by mail can be addressed to The Board of Directors or a particular Board member c/o VSE Corporation, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499.

Code of Business Conduct and Ethics

       The Board has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and employees. The Code is posted on VSE's Internet website www.vsecorp.com. VSE intends to satisfy the disclosure requirements under Item 5.05 of Exchange Act Form 8-K regarding any waiver or amendment of the Code with respect to VSE's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such required information on VSE's Internet website.

Compensation of Directors

       Please refer to "Compensation Discussion and Analysis-Director Compensation" and associated director compensation table, notes, and narrative contained elsewhere in this Proxy Statement.

Certain Relationships and Related Transactions

       On June 4, 2007, VSE acquired all of the outstanding capital stock of Integrated Concepts and Research Corporation ("ICRC") from (a) Koniag Development Corporation ("KDC"), which owned 80% of ICRC's capital stock, and
(b) the Nancy Ellen Lexo Living Trust (the "Trust"), which owned 20% of ICRC's capital stock, for approximately $11.65 million paid at the closing, of which $1.67 million will be held in escrow for up to two years to secure KDC's and the Trust's post-closing indemnity obligations. Up to an additional $5.815 million in purchase price will be payable by VSE to KDC and the Trust, on a pro rata basis, if ICRC achieves certain revenues during an approximate six-year period after the closing, as provided in the purchase agreement among VSE, KDC, the Trust, James W. Lexo, Jr. ("Mr. Lexo"), ICRC and Koniag, Inc. Mr. Lexo is the sole trustee of the Trust and the beneficiaries of the Trust are Mr. Lexo and his adult children. In 2008 VSE paid the Trust, and in 2009 VSE expects to pay the Trust, approximately $111,352 and $324,785, respectively, as additional purchase price as stated above.

       As part of VSE's acquisition of ICRC, ICRC's chief executive officer, Mr. Lexo and VSE entered into an employment agreement under which Mr. Lexo is serving as a VSE executive vice president for strategic initiatives and business development and ICRC's chief executive officer, for a term expiring on December 31, 2009, as extended, subject to automatic extensions for successive one-year periods unless notice to terminate is given by VSE or the

                                     -9-
officer at least 60 days prior to the expiration of the then current term. The employment agreement also provides Mr. Lexo with "change of control" benefits and other benefits generally provided to VSE officers.

       There is no family relationship between any director or executive officer of VSE and any other director or executive officer of VSE.

       Please refer to "Compensation Discussion and Analysis-Narrative to Summary Compensation Table" for information on VSE's Transition Agreement with Mr. Ervine, VSE's Employment Agreement with Mr. Gauthier, and other VSE employment agreements with executive officers and to "Compensation Discussion and Analysis-Compensation Committee Interlocks and Insider Participation" for additional information about directors and nominees for director.

       Pursuant to the Company's policies, including Code of Business Conduct and Ethics for the Directors, Officers and Employees of VSE Corporation, each of the above-referenced relationships and related transactions was subject to the prior consideration and approval of the Board, including a majority vote of the disinterested directors.

	VSE and the trustees of VSE's employee benefit plans have in the past effected certain of their transactions in VSE Stock through Wachtel & Co., Inc., of which Ms. Wachtel is a director, officer and shareholder, and through Koonce Securities, Inc., which is wholly owned by Mr. Koonce. During 2008 VSE benefit plans sold approximately 8,674 shares of VSE Stock through Wachtel & Co., Inc., for which Wachtel & Co., Inc. earned broker fees of less than $10,000. No benefit plan transactions in VSE Stock occurred with Koonce Securities, Inc. in 2008.

	Mr. Osnos is of counsel at the law firm of Arent Fox LLP, which has represented and is expected to continue to represent VSE on various legal matters.

       The Board unanimously recommends that stockholders vote "for" the election of each of the nine persons nominated to serve as a director of VSE for the ensuing year.

                               Proposal No. 2
                               --------------
        APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       Based on the recommendation of its Audit Committee, the Board has appointed the firm of Ernst & Young LLP to be VSE's independent registered public accounting firm for the year ending December 31, 2009, and recommends to stockholders that they vote for ratification of that appointment. Although not required to do so, the Board has determined that it would be desirable to request stockholders' approval of this appointment. The ratification of the appointment of VSE's independent auditors will require the affirmative vote by the holders of a majority of the outstanding Stock present in person or represented by proxy at the Annual Meeting. If such approval is not received, the Board will reconsider the appointment.

       In 2008 and 2007, Ernst & Young LLP services included an audit of VSE's consolidated financial statements and reviews of the consolidated financial statements included in VSE's Form 10-Qs filed with the SEC for each of the quarters ended March 31, June 30, and September 30. Ernst & Young LLP services also included an audit of the effectiveness of our internal control over financial reporting as of December 31, 2008 and 2007.

                                     -10-

       Ernst & Young LLP's fees for professional services rendered for the years ended December 31, 2008 and December 31, 2007, were as follows:

                                              	2008            2007

       Audit fees (1)                        $836,519        $716,896
       Audit-related fees (2) 	               16,900          90,000
       Tax fees (3)                            17,960          21,820
       _______________

       (1) Includes fees and expenses related to the annual audits and to interim reviews, notwithstanding when the fees and expenses were billed.

       (2) Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed. The 2008 amount represents fees associated with VSE's acquisition of G&B Solutions, Inc. of $16,900. The 2007 amount represents fees and expenses for work performed to assist in the Company's preparation for the implementation of Section 404 of the Sarbanes-Oxley Act ($70,000), and fees associated with VSE's acquisition of ICRC ($20,000).

       (3)   Includes fees and expenses for tax advisory services.


       The Audit Committee approves in advance all audit and non-audit services provided by the independent auditors prior to their engagement with respect to such services. The Audit Committee has delegated to the committee's chairman the authority to pre-approve additional audit-related and non-audit services not prohibited by law to be performed by VSE's independent auditors and associated fees up to a maximum for any one non-audit service equal to the lesser of $30,000 or 25% of the audit fees for VSE's most recent completed fiscal year, provided that the committee's chairman shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. The Audit Committee approved in advance all of the audit and non-audit services provided by the independent auditors in 2008 and 2007.

       A representative of Ernst & Young LLP is expected to attend the Annual Meeting, will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

       The Board unanimously recommends that stockholders vote "for" the proposal to ratify the appointment of Ernst & Young LLP to serve as VSE's independent registered public accounting firm for the year ending December 31, 2009.

                           AUDIT COMMITTEE REPORT

       The Audit Committee is composed of three non-employee directors (Messrs. Lafond and Kendall and Ms. Wachtel), each of whom is considered an "independent" director for the purposes of the applicable rules of NASDAQ and the SEC. The Audit Committee's responsibilities are set forth in its charter, a copy of which is available on VSE's Internet site, www.vsecorp.com. The
Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report "independent" directors as independence is defined by NASDAQ Rule 4200(a)(15).

                                     -11-

       The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and the Marketplace Rules of The NASDAQ Stock Market, Inc. with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with the Company's independent registered public accounting firm, and it discussed with the independent registered public accounting firm the adequacy of the Company's internal controls and the overall scope and specific plans for their audit.

       The Audit Committee has reviewed and discussed with management VSE's audited consolidated financial statements as of and for the year ended December 31, 2008, and has discussed with VSE's independent registered accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU
Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

       The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the auditors the auditors' independence and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

       Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the above referenced consolidated financial statements be included in VSE's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

       Audit Committee:    James F. Lafond (Chairman), Clifford M. Kendall,
                           and Bonnie K. Wachtel

                    COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program, Philosophy, and Objectives

	Under the supervision of the Compensation Committee of the Board, VSE has established compensation policies designed to attract and retain qualified executives and to link total compensation to corporate goals. The key elements of VSE executive compensation are base salary, a performance bonus incentive plan, and a long-term incentive plan.

	The Committee oversees VSE's compensation structure. The Committee makes all compensation decisions regarding the Chief Executive Officer and reviews and approves the compensation of all other company executives and officers. It reviews employment agreements, administers compensation plans including stock option, restricted stock, and deferred compensation plans. The Committee provides recommendations to the Board regarding director compensation and performs such other duties and responsibilities as are consistent with its charter. Actions of the Committee are subject to Board approval. If approval is not received, the Committee will reconsider the action.

	Under the Committee's supervision, VSE seeks to establish a compensation structure that is competitive, reasonable, and performance-based.
"Competitive" means salaries and benefits sufficient to attract and retain the executives and employees VSE requires, while maintaining labor rates that permit the Company to compete effectively in the markets we serve. We test for competitive labor rates by measuring our prices for services against the prices of competitors and by monitoring our ability to successfully recruit

                                     -12-
and retain employees. We also measure our salaries against compensation surveys for similarly situated executives and employees in companies having substantially comparable revenues, margins, and market capitalization. "Reasonable" means compensation that is consistent with the pay and benefits provided by other companies in our industry, reimbursable under cost-type government contracts, and perceived as "fair" relative to formal and informal benchmarks such as internal pay scales, financial results, and public perception. "Performance-based" means that compensation is earned, measured, and tested against standards of financial growth and profitability.

	VSE's executive officers are identified as the following officers, if appointed by the Board:

*	Executive Chairman of the Board
*	Chief Executive Officer
*	Chief Financial Officer
*	President
*	Chief Operating Officer
*	Presidents of each of the Corporation's principal business segments
*	Secretary and General Counsel
*	Corporate Vice Presidents as identified by the Chief Executive
        Officer.

Currently, VSE has 12 executive officers, including two executive officers who are expected to retire in 2009. For compensation oversight, VSE officers include the senior officers of VSE's wholly owned subsidiaries Energetics Incorporated ("Energetics"), ICRC, and G & B Solutions, Inc. ("G&B").
Role of Executive Officers in Compensation Decisions

	At the end of the fiscal year, the Committee meets in executive session to review the performance and fix the compensation of VSE's Chief Executive Officer (the "CEO"). The Committee also reviews and approves the compensation of all other executives and officers based on recommendations submitted by the CEO. The Committee can exercise its discretion in approving, disapproving, or modifying any recommended salary increases or proposed awards to executives or other officers.

	In submitting recommendations to the Committee with respect to the compensation of other VSE executives and officers, the CEO evaluates the performance and recommends salary increases, bonuses, benefit plan participation, and all other elements of compensation affecting the executives. The CEO also considers evaluations and recommendations made by other executives in submitting recommendations to the Committee with respect to other officers. The Compensation Committee reviews all proposed officer salary increases in December of each year.

Review of Executive Compensation

	During 2006 the Committee engaged PricewaterhouseCoopers LLP to provide consulting services initially with respect to designing procedures for making performance-based awards under the 2006 VSE Corporation Restricted Stock Plan and subsequently to perform a compensation analysis for VSE executive officers and directors. The Committee met and conferred with PricewaterhouseCoopers representatives numerous times during 2006 in both executive sessions and in sessions including certain executive officers.

       In making compensation decisions, the Committee measured each element of total compensation against a peer group of publicly traded companies developed with PricewaterhouseCoopers. The peer group, which is periodically reviewed

                                     -13-
and updated by the Committee, consists of companies which the Committee believes are substantially representative based on industry group, market capitalization, revenues, and profit margin. These companies identified in 2006 are as follows:

   *  Allied Defense Group, Inc.     *	Hawk Corporation
   *  Analex Corporation (acquired   *	Alabama Aircraft Industries, Inc.
      in 2007)                          (formerly Pemco Aviation Group, Inc.)
   *  Astronics Corporation          *	Sparton Corporation
   *  Dynamics Research Corporation  *	SYS (acquired in 2008)
   *  ENGlobal Corporation           *	Todd Shipyards Corporation
   *  Essex Corporation (acquired
      in 2007)

	For comparison purposes, VSE's annual revenues are above the median revenues of the peer group. Because of variation among the companies comprising the peer group, PricewaterhouseCoopers also developed blended consensus data based on published survey data, proxy statement title match data, and top five highest paid data.

       During 2007 the Committee met with representatives of Equilar, Inc. who demonstrated the capabilities and potential uses of its executive compensation database product and analytic tools. The Committee subsequently authorized VSE to license the product and tools. The Committee also consulted with Corbin Company, a management consulting firm identified by the Company, to assist the Committee in the use of the Equilar product and tools as well as other compensation survey data available to Corbin Company. The Committee requested Corbin Company to review VSE's industry peer group (Analex Corporation, Essex Corporation and SYS are no longer independent companies) and to provide analysis and recommendations regarding executive compensation. Based on discussions with and the recommendations of Corbin Company, the Committee in executive session decided to maintain base salary target levels at the lower end of peer group level (25% to 50%), coupled with a performance-based incentive compensation plan so that total compensation levels can meet or exceed the upper end of the peer group; to provide for an annual base salary escalation adjustment; to update the peer group based on VSE's recent growth; and to address the wage compression issue (VSE often is required to pay new employees as much or more than it pays incumbent employees in similar positions).

       During 2008 the Committee interviewed three compensation consultant and advisory firms having nationwide experience. In the Committee's judgment, at this time it will be better served to utilize (a) the compensation and best practices information provided by the Equilar databases, (b) other compensation survey data related to specific compensation questions, analyses and recommendations, and (c) the use of outside consultants on an as required basis, than to retain an outside compensation consultant and advisory firm. The Committee directed the staff to develop information for an updated peer group, and this task is proceeding.

       Other information considered by the Committee in completing its 2008 reviews included industry peer group data developed by the staff, purchased third-party industry survey data, and commercially available survey data on director compensation.

Executive Compensation Components

	For 2008, 2007 and 2006 the principal components of compensation for VSE executive officers were base salary, performance-based incentive compensation, long-term incentive compensation, deferred supplemental compensation and retirement and other benefits generally available to all employees.

                                     -14-

	The Committee has no preestablished policy or target for the allocation of compensation between either cash and non-cash or short-term and long-term incentive compensation. However, based on the compensation philosophy and objectives discussed above, the Committee intends that a significant part of total compensation for executives and officers should be at risk and subject to incentives based on achieving short and long-term performance-based goals.

	For the three-year period ended December 31, 2008, the percentages of total compensation of each component of executive compensation was approximately as follows (please refer to the Summary Compensation Table below for detailed amounts):

     Aggregate Percentages of Executive Compensation Components, 2006-2008

                                                           Aggregate
                   Executive                            Percentage for
             Compensation Component                       2006 - 2008
             ----------------------                       -----------
     Base salaries                                            35%
     Performance-based incentive compensation                 35%
     Long-term incentive compensation                         21%
     Deferred supplemental compensation                        8%
     All other                                                 1%

	Based on this schedule, for the three-year period ended December 31, 2008, approximately 64% of executive compensation (performance-based incentive compensation, long-term incentive compensation, and deferred supplemental compensation) was at risk and subject to incentives based on achieving performance-based goals.

Base Salary

	VSE provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salaries for the named executive officers are determined for each executive based on his or her position and responsibility, experience and education, internal pay scales, market survey data, recent VSE hiring experience, and employment agreement where applicable. Base salaries for executives are generally expected to range between the 25th and 50th percentile of blended compensation survey data, so that when coupled with a performance-based incentive compensation plan, total executive compensation can meet or exceed the upper end of the peer group. Base salaries for executives, including the base salary of the CEO, are reviewed by the Committee in executive session at the end of each fiscal year and include any recommendations made by the CEO with respect to the other executive officers. Subject to Board approval, the Committee recommends changes to executive base salary that are implemented at the beginning of the next fiscal year.

	Based on its review, including the PricewaterhouseCoopers benchmark data, the Equilar database, and the other industry compensation data referred to above, the Committee approved annual base salary escalation adjustments at the rate of 3.5%, 4.5%, and 4.0% for 2007, 2008 and 2009, respectively. The Committee also approved base salary increases to adjust for merit increases and peer group comparison as follows: for 2007-Mr. Dacus ($9,000); for 2008-Mr. Ervine ($7,000), Mr. Loftus ($6,000), Mr. Dacus ($3,000), and Mr. Knowlton ($6,000); and for 2009-Mr. Loftus ($28,000), Mr. Lexo ($31,000), and Mr. Dacus
($14,000).


                                     -15-
           Base Salaries of Named Executive Officers, 2006 - 2009

Named Executive Officer          2006         2007         2008         2009
-----------------------          ----         ----         ----         ----
Donald M. Ervine             $325,000     $337,000     $360,000     $360,000
Maurice A. Gauthier                --           --      415,000      415,000
Thomas R. Loftus              175,000      182,000      197,000      225,000
Thomas G. Dacus               192,000      208,000      221,000      235,000
James M. Knowlton             200,000      208,000      223,000      223,000
James W. Lexo                      --      185,000      194,000      225,000


Performance-Based Incentive Compensation

	During 2004 the Committee approved a performance bonus plan based on achieving annual financial results in excess of financial thresholds established by the Committee and submitted to the Board at the beginning of each year. The goals consist principally of revenue and pretax income targets for operating group executives, and return on equity for corporate staff, corporate officers, and corporate executives, including the CEO and the Chief Financial Officer (return on equity as defined is net income for the year divided by total stockholders' equity at the beginning of the year). To participate in the bonus program, an executive must be an employee during the fiscal year that the bonus is earned and at the time the bonus is distributed. During 2008 the performance bonus pool thresholds were established as follows:

*	The bonus pool for operations is determined by a percentage of pretax income formula based on a return on beginning VSE stockholder equity in excess of a 12% threshold. Individual operating group executives' bonuses are capped at 100% of salary.

*	The bonus pool for corporate staff, corporate officers, and corporate executives is determined as a percentage of salary based on VSE's return on equity in excess of a 12% threshold. Individual administrative bonuses are capped at 15% of salary for corporate staff, 65% of salary for corporate officers, and 100% of salary for corporate executives, including the CEO and the Chief Financial Officer.

	Performance bonuses for corporate executives, including the CEO and the Chief Financial Officer, range from 2% of base salary for achieving a return on equity of 12% to 100% of base salary for achieving a return on equity of 27% or higher for the years 2007 through 2009 and 25% or higher for 2006.

	For 2008, 2007 and 2006 VSE achieved annual returns on equity (net income) of approximately 34% ($19.0 million), 37% ($14.1 million) and 26% ($7.8 million), respectively, and the Committee approved aggregate annual performance bonuses under the plan of about $8.5 million, $6.5 million and $3.7 million, respectively. The performance bonuses for 2008 were paid to about 500 employees, including approximately $1.5 million paid to the named executive officers under the plan. Amounts paid to the named executive officers are reported in the Summary Compensation Table below under the heading "Non-equity Incentive Plan Compensation."

Long-Term Incentive Compensation

	In prior years, VSE executives and other officers received, in addition to cash, equity-based compensation for their services to VSE. The equity compensation was provided in the form of options to purchase VSE Stock granted under VSE's 2004 Stock Option Plan approved by stockholders on May 3, 2004, and substantially similar predecessor plans for prior years. In December 2005, the Board discontinued awarding options to purchase VSE Stock. Options outstanding as of December 30, 2005, were not affected by this Board action.
In lieu of long-term incentive compensation for 2006, the Committee recommended that the Board authorize an increase in VSE's contribution to the Deferred Supplemental Compensation Plan for 2006. See "Deferred Supplemental Compensation" discussion below.

                                     -16-

	The Board believes that compensating executives with restricted VSE Stock, rather than stock options, is a more appropriate and effective form of equity-based compensation. As with the former use of stock options, the use of restricted stock is intended to foster a long-term focus on VSE performance and to provide our executives with a means to establish an equity stake in VSE which will, in turn, align their interests with those of our stockholders. In addition, the vesting provisions and other restrictions on sale of the equity awards encourage executive retention.

	VSE's 2006 Restricted Stock Plan was approved by the Board on February 9, 2006, and by our stockholders on May 2, 2006. During 2006 the Committee engaged PricewaterhouseCoopers to provide consulting services with respect to designing procedures for making performance-based awards under VSE's Restricted Stock Plan, and in December 2006, the Committee adopted written procedures for making these awards. The awards under the Restricted Stock Plan are subject to Committee authorization based on audited financial results, including total compensation costs, reasonableness of total employee compensation and other factors determined by the Committee and Board.

	In general, a dollar-denominated award equal to a percentage of a participant's base salary can be earned under the Restricted Stock Plan based on the return on equity achieved by VSE for the prior fiscal year. The awards range from 2.5% of base salary for a 12% return on equity to 60% of base salary for a return on equity of 25% or higher. The awards are subject to a two-year vesting schedule: one-third of the award vests after completion of VSE's annual financial audit and one-third on each of the next two anniversaries of such initial vesting date. As each third of the dollar-denominated award vests, the award is converted into restricted VSE Stock based on the fair market value (closing market price) of VSE Stock at the date of conversion. The restricted stock is subject to a two-year holding period and to other restrictions on sale.

	The Committee may, in its sole discretion, reduce or totally eliminate an award to the extent it determines that such reduction or elimination is appropriate under facts and circumstances the Committee deems relevant.

	For 2008 and 2007, the first two years of full operation of the Plan, VSE's annual return on beginning equity was approximately 34% and 37%, respectively, and the named executive officers were awarded a restricted stock bonus under the Plan equal to 60% of their base salary for each year, subject to vesting and other restrictions. Amounts paid to the named executive officers are reported in the Summary Compensation Table below under the heading "Stock Awards."

Deferred Supplemental Compensation

	VSE has a non-qualified, non-contributory Deferred Supplemental Compensation Plan for all VSE officers. The plan provides, at the Board's discretion, for an annual contribution to the plan not to exceed 12% of VSE's consolidated net income for the year. Each officer's allocation from the annual contribution bears the same percentage to the annual contribution as that officer's salary bears to total annual officer salaries.

     *	For 2008 an annual contribution of 8% of VSE's consolidated net income
        (approximately $1,463,000) was authorized and allocated to 39 participant accounts, including about $404,000 allocated to accounts for the named executive officers.
     *	For 2007 an annual contribution of 8% of VSE's consolidated net income
        (approximately $1,110,000) was authorized and allocated to 33 participant accounts, including about $285,000 allocated to accounts for the named executive officers.

                                     -17-
     *	For 2006 an annual contribution of 10% of VSE's consolidated net income
        (approximately $768,000) was authorized and allocated to 28 participant accounts, including about $229,000 allocated to accounts for the named executive officers. Two percentage points of the 10% contribution rate authorized for 2006 represented a contribution for the discontinued stock option plan discussed above in "Long-Term Incentive Compensation."

	The plan was amended in 2008 to comply with the nonqualified deferred compensation provisions of Section 409A of the Internal Revenue Code of 1986, as amended ("IRC Section 409A"). Benefits are payable to participants on retirement or resignation, subject to a vesting schedule, two-year non-competition agreement, and other plan provisions, or in the event of a change of control of VSE. The Board believes the vesting schedule and completion of the non-competition agreement prior to receiving a distribution encourage executive retention. Amounts contributed to the plan on behalf of the named executive officers are included in the Summary Compensation Table under the heading "All Other Compensation."

Retirement and Other Benefits

	All VSE officers are entitled to participate in company fringe benefit programs, including the VSE Employee 401(k) Plan, which is an Internal Revenue Service qualified plan available to all eligible employees.

	During 2008 and 2007 VSE paid a 401(k) matching contribution equal to 100% of the employee deferral on the first 3% of the employee pay deferred and 50% of the employee deferral on the next 2% of the employee pay deferred, with all such contributions fully vested when made. During 2006 VSE paid a 401(k) matching contribution equal to 50% of the first 6% of employee pay deferred into the employee's 401(k) account, subject to a vesting schedule.

	Amounts contributed to the VSE 401(k) Plan on behalf of the named executive officers are included in the Summary Compensation Table under the heading "All Other Compensation."

Perquisites and Other Personal Benefits

	VSE does not provide any of its executives, including the named executive officers, with perquisites or other personal benefits having a total annual value in excess of $10,000. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

	The Company has entered into employment and transition agreements with specified employees, including the named executive officers (see Summary Compensation Table discussion below). The agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under these agreements for the named executive officers is also summarized below under the caption "Potential Payments on Termination or Change of Control." The employment and transition agreements were amended in 2009 to comply with the nonqualified deferred compensation provisions of IRC
Section 409A.

                                     -18-
Tax and Accounting Implications

Deductibility of Executive Compensation

	As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code which provides that companies may not deduct compensation of more than $1,000,000 that is paid to certain individuals. VSE believes that compensation paid under its incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements to ensure competitive levels of total compensation for its executive officers. For 2008, 2007 and 2006, VSE believes that all compensation paid to the named executive officers is deductible for federal income tax purposes, except for deferred supplemental compensation contributions which may not be deducted until distributed in accordance with IRS regulations.

Nonqualified Deferred Compensation

	In 2004, the American Jobs Creation Act of 2004 became law changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company's Deferred Supplemental Compensation Plan and all VSE employment and transition agreements were amended in 2008 and 2009 to comply with the nonqualified deferred compensation provisions of IRC Section 409A.

	A more detailed discussion of the VSE's nonqualified deferred compensation plan is provided above under the heading "Deferred Supplemental Compensation."

Accounting for Stock-Based Compensation

	Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

Summary Compensation Table

	The table below summarizes the total compensation paid or earned by each of the named executive officers. Mr. Ervine served as VSE's Principal
Executive Officer (CEO) from 1992 until he resigned that office effective
April 28, 2008, on which date Mr. Gauthier was appointed VSE's CEO. VSE's
Principal Financial Officer (Mr. Loftus) has served as VSE's Chief Financial
Officer since 2002.

           [The balance of this page is intentionally left blank, and the next page is the Summary Compensation Table]

                                     -19-
                                           Summary Compensation Table

                                                                                    Change in
                                                                                     pension
                                                                                    value and
                                                                           Non-       non-
                                                                          equity    qualified
                                                                         incentive  deferred
                                                                           plan      compen-    All other
                                                     Stock     Option     compen-    sation      compen-
Name and principal          Year   Salary   Bonus    awards    awards     sation    earnings     sation    Total
     position                       ($)      ($)     ($)(1)      ($)     ($) (2)       ($)       ($) (3)    ($)
------------------          ----   ------   -----   -------    ------    -------    --------    ---------  -----
      (a)                    (b)    (c)      (d)    (e)          (f)       (g)         (h)         (i)      (j)

Donald M. Ervine            2008   360,000   --     366,000      --       360,000      --        105,807  1,191,807
Executive Chairman of       2007   337,000   --     202,000      --       337,000      --         93,439    969,639
the Board of Directors (4)  2006   325,000   --          --      --       325,000      --         74,377    724,377

Maurice A. Gauthier         2008   284,000   --     368,800      --       284,000      --        109,955  1,046,755
CEO, President and
Chief Operating
Officer (5)

Thomas R. Loftus            2008   197,000   --     118,200      --       197,000      --         60,194    572,394
Executive Vice              2007   182,000   --     109,200      --       182,000      --         53,932    527,132
President and Chief         2006   175,000   --          --      --       175,000      --         41,220    391,220
Financial Officer

Thomas G. Dacus             2008   221,000   --     132,600      --       221,000      --        67,005     641,605
Executive Vice              2007   208,000   --     124,800      --       208,000      --        61,081     601,881
President and               2006   192,000   --          --      --       192,000      --        46,854     430,854
President, Federal
Group

James M. Knowlton           2008   223,000   --     133,800      --       223,000      --        66,928     646,728
Executive Vice              2007   208,000   --     124,800      --       208,000      --        58,967     599,767
President, International    2006   200,000   --          --      --       200,000      --        47,052     447,052
Group (6)

James W. Lexo               2008   194,000   --     116,400      --       194,000      --        58,828     563,228
Executive Vice              2007   108,000   --          --      --        24,440      --        31,369     163,809
President, Strategic
Planning and Business
Initiatives (7)



Notes to Summary Compensation Table

1.	The amounts reported in column (e) represent annual performance-based awards under VSE's Restricted Stock Plan. The awards are subject to a two-year vesting schedule: one-third of the award vests after completion of VSE's annual financial audit and one-third on each of the next two anniversaries of such initial vesting date. Restricted Stock awarded under the Plan is further subject to a two-year holding period and other restrictions on sale. See discussion above under the caption "Executive Compensation Components-Long-Term Incentive Compensation." With respect to Mr. Ervine and Mr. Gauthier, the amounts reported in column (e) also include stock awards of $150,000 and $200,000, respectively, as discussed below-please see "Ervine Transition Agreement" and "Gauthier Employment Agreement" in the Narrative to Summary Compensation Table below.

2.	The amounts reported in column (g) represent cash paid to the named executive officer under VSE's Performance Bonus Plan. This plan is discussed above under the caption "Executive Compensation Components-Performance-Based Incentive Compensation."

3.	The amounts reported in column (i) represent 401(k) plan matching contributions allocated to each of the named executive officers' account pursuant to VSE's Employee ESOP/401(k) Plan discussed above under the caption "Executive Compensation Components-Retirement and Other Benefits." Also

                                     -20-
reported in column (i) is the amount allocated to each of the named executive officers' account in VSE's Deferred Compensation Plan. See discussion above under the caption "Executive Compensation Components-Deferred Supplemental Compensation." With respect to Maurice A. Gauthier, the amount reported in column (i) also includes $25,000 paid as an inducement to enter into employment with VSE as discussed in the "Gauthier Employment Agreement" below.

4.	Mr. Ervine retired, effective April 28, 2008, as CEO/President/ Chief
Operating Officer ("COO") after 25 years of service to VSE. He was appointed Executive Chairman of the Board effective April 28, 2008, pursuant to his Transition Agreement (the "Ervine Transition Agreement") described below.

5.	Mr. Gauthier began as CEO/President/COO effective April 28, 2008, in accordance with his Employment Agreement (the "Gauthier Employment Agreement") described below. The compensation reported in the Summary Compensation Table for Mr. Gauthier covers the period of April 28, 2008 through December 31, 2008.

6.	Mr. Knowlton resigned as President, International Group, effective
January 5, 2009. He continues to support VSE business development efforts and is planning to retire in 2009, completing more than 25 years of service to the Company.

7.	Mr. Lexo joined VSE on June 4, 2007, in accordance his Employment
Agreement described below (please see "Other Employment Agreements"). The compensation reported in the Summary Compensation Table for Mr. Lexo for 2007 covers the period of June 4, 2007 through December 31, 2007. See caption above "Election of Directors-Certain Relationships and Related Transactions" for information on additional purchase price amounts payable to Mr. Lexo over the period 2007 through 2013 in connection with the acquisition of ICRC in 2007.

Narrative to Summary Compensation Table

	See "Compensation Discussion and Analysis" above for a description of the compensation plans pursuant to which the amounts listed in the "Summary Compensation Table" were paid or awarded and the criteria for such payments and awards.

Ervine Transition Agreement

	Pursuant to an agreement dated as of April 22, 2008 between VSE and Mr. Ervine (the "Transition Agreement"), Mr. Ervine, effective as of April 28, 2008, resigned as VSE's CEO, President and Chief Operating Officer and agreed to serve as Executive Chairman of the Board until December 31, 2008, followed by service as Non-executive Chairman of the Board for a period of two years from January 1, 2009 through December 31, 2010. On the occasion of his resignation as CEO, President and Chief Operating Officer and in recognition of his 25 years of loyal and dedicated service to VSE and its stockholders, the Board awarded Mr. Ervine a grant of 4,374 shares of VSE Stock pursuant to VSE's Restricted Stock Plan (4,374 shares of VSE Stock at the April 21, 2008, closing price of $34.30 represented an award of approximately $150,000).

	In addition, Mr. Ervine will make himself available during normal business hours to provide such mentoring, consulting and advisory services as are reasonably requested by the Board or the CEO, with special emphasis on services as stockholders' advocate; corporate governance and oversight; quality management system/information technology system; sustainment of the corporate culture for honesty, integrity, and quality work in all business dealings; strategic planning; business and corporate financial planning; mergers and acquisitions; succession planning (all levels); banking relationships; customer relations; investor relations; facilities and infrastructure and relocation planning; and advocate for continued growth and profitability. Mr. Ervine will also continue to perform the following

                                     -21-
currently assigned duties: Chairman of the Boards of Directors of VSE's subsidiaries, and Chairman of the Board's Planning and Finance Committee. During his term of service as Executive Chairman of the Board, or, as the case may be, a VSE director, Mr. Ervine continued as an officer and employee of VSE and was paid his current base salary of $360,000 per annum and continued to participate in all VSE fringe and compensation benefit programs, including the Performance Bonus Plan, Deferred Compensation Plan and Restricted Stock Plan. During his two-year term of service as Non-executive Chairman of the Board, or, as the case may be, a VSE director, Mr. Ervine will be paid a consulting fee at the base rate of $216,000 per annum, and he will be eligible for a performance incentive bonus not to exceed $216,000 per year if VSE achieves certain annual return on equity target percentages.

	During the term of the Transition Agreement, the Board will, subject to applicable laws and regulations and the Board's fiduciary duties to the Company and its stockholders: (a) nominate Mr. Ervine to be elected as a VSE director by VSE's stockholders at each annual and other meetings of VSE's stockholders at which they will elect VSE directors and (b) if Mr. Ervine is then a VSE director, appoint and maintain Mr. Ervine as Chairman until at least the date of the first annual or other meeting of VSE's stockholders in 2010 at which they will elect VSE directors. The Transition Agreement also includes undertakings by Mr. Ervine regarding the provision of his services in a professional and diligent manner during the term of the Transition
Agreement, covenants regarding the safeguarding and return of confidential data for period of one-year following termination of the Transition Agreement, and in the event of a termination of the Transition Agreement prior to December 31, 2010, for the payment of a lump sum equal to the compensation and fees Mr. Ervine would have earned under the Transition Agreement if Mr. Ervine had continued to serve until December 31, 2010.

	On December 30, 2008, VSE and Mr. Ervine executed a Statement of Amendment Number One to the Transition Agreement for the purpose of modifying certain provisions of the Transition Agreement to ensure compliance with IRC
Section 409A. The modifications generally relate to the timing aspects of certain compensatory provisions in the Transition Agreement.

	On December 31, 2008, VSE and Mr. Ervine executed a Statement of Amendment Number Two to the Transition Agreement to extend the terms of Mr. Ervine's services under the Transition Agreement (a) as Executive Chairman until March 31, 2009, and (b) as Non-Executive Chairman until March 31, 2011. As a result of the extension of Mr. Ervine's services as Executive Chairman until March 31, 2009, the Statement of Amendment Number Two also provides that Mr. Ervine will participate in VSE's 2006 Restricted Stock Plan, on a pro rata basis (being one fourth of the restricted stock award that Mr. Ervine would have otherwise been entitled had he been a participant for the entire fiscal year), for restricted stock awards in respect of VSE's fiscal year ending December 31, 2009.

Gauthier Employment Agreement

	Pursuant to an agreement dated as of April 22, 2008 between VSE and Mr. Gauthier (the "Employment Agreement"), Mr. Gauthier serves as CEO, President and COO at a base salary of $415,000 per annum. Mr. Gauthier is employed for a term ending on April 28, 2010, subject to automatic extensions for successive one-year periods unless notice not to renew is given by VSE or Mr. Gauthier at least 60 days prior to the expiration of the term or any such one-year extension of the term. Mr. Gauthier's base salary is subject to review each January, provided that the base salary shall not be less than $415,000 per annum. Mr. Gauthier also is eligible to receive an annual performance bonus each year as determined by the Board under VSE's Performance Bonus Plan. As an inducement to become VSE's CEO, President and Chief Operating Officer, Mr. Gauthier received a cash bonus of $25,000 and a grant of 5,831 shares of VSE Stock, with subsequent vesting and issue dates, subject to Mr. Gauthier's employment not having been terminated, as follows: 25% of the shares will vest and be issued to Mr. Gauthier on April 28, 2009 and 2010, and the remaining

                                     -22-
50% of the shares will vest and be issued to Mr. Gauthier on April 28, 2011 (5,831 shares of VSE Stock at the April 21, 2008, closing price of $34.30 represented an award of approximately $200,000).

	Mr. Gauthier's employment may be terminated by the Board for willful and gross misconduct, and his employment may also be terminated in the case of death or disability, which prevents Mr. Gauthier from substantially fulfilling his duties for a period in excess of 90 work days during any period of 365 consecutive days. If Mr. Gauthier's employment is terminated because of death or illness or disability, he or his beneficiary, as the case may be, will be paid his annual base salary then in effect for one full year from the date of death or disability.

	Mr. Gauthier's employment also may be terminated without cause with five days' prior notice and on payment of the lesser of $830,000 if before the first anniversary of the April 28, 2008 effective date of the Employment Agreement (the "Effective Date") or such amount as would not trigger the application of Section 280G of the Internal Revenue Code of 1986, as amended (the "280G Limitation"). If Mr. Gauthier's employment is terminated between the first and second anniversary of the Effective Date, Mr. Gauthier will be entitled to a lump sum severance compensation payment equal to the lesser of two times his annual base salary then in effect or the 280G Limitation. If a Change of Control, as defined, occurs, Mr. Gauthier may terminate the Employment Agreement for Good Reason, as defined, on 30 days' notice. If Mr. Gauthier or VSE terminates the Employment Agreement for Good Reason within 365 days after a Change of Control occurs, Mr. Gauthier shall be entitled to a payment of the lesser of $830,000 or the 280G Limitation if termination occurs before the first anniversary of the Effective Date or the lesser of three times his annual base salary then in effect or the 280G Limitation if termination occurs after the first anniversary of the Effective Date.

	The Employment Agreement includes undertakings by Mr. Gauthier regarding exclusive services and business opportunities during the term of his employment, covenants regarding the safeguarding and return of confidential data and the non-solicitation of employees for a two-year period following termination, and a covenant not to be involved, directly or indirectly, in a business enterprise that competes with VSE during the term of his employment and for two-year period thereafter. Mr. Gauthier also agrees that VSE is entitled to appropriate equitable remedies, including specific performance and injunctive relief if he breaches any of the two-year post-termination covenants.

Other Employment Agreements

	Pursuant to an agreement entered into in 1997 and expiring on January 1, 2010, as extended, Mr. Knowlton serves in an executive capacity, subject to automatic extensions for successive one-year periods unless notice to terminate is given by the officer at least 90 days prior to the expiration of the then current term. The terms and conditions in Mr. Knowlton's agreement are similar to those of Mr. Gauthier's 2008 agreement except that (a) Mr. Knowlton is employed at a minimum base salary equal to his annual base salary in effect on the date the agreement was signed, subject to annual and special reviews, (b) Mr. Knowlton will be reappointed to serve in his current or comparable capacity, (c) in the event of termination without cause, Mr. Knowlton's lump sum severance compensation payment shall equal his annual base salary then in effect, and (d) in the event of a Change of Control of VSE, as defined, Mr. Knowlton may terminate the agreement and will be entitled to a lump sum severance compensation payment equal to two times his annual base salary then in effect.

	Pursuant to separate agreements entered into in 2004 and expiring on December 31, 2009, as extended, Mr. Dacus and Mr. Loftus each serve in his executive officer's capacity, subject to automatic extensions for successive one-year periods unless notice to terminate is given by either VSE or the officer at least 90 days prior to the expiration of the then current term. The

                                     -23-
terms and conditions in the executive officer agreements are similar to those of Mr. Gauthier's 2008 agreement except that (a) each of the executive officers is employed at a minimum base salary equal to the executive officer's annual base salary in effect on the date the agreement was signed, subject to annual and special reviews, (b) each of the executive officers will be reappointed to serve in the executive officer's current or comparable capacity, (c) in the event of termination without cause, each executive officer's lump sum severance compensation payment shall equal his annual base salary then in effect, and (d) in the event of a Change of Control of VSE, as defined, each executive officer may terminate the agreement and will be entitled to a lump sum severance compensation payment equal to one times his annual base salary then in effect.

	Pursuant to an agreement entered into in 2007 and expiring on December 31, 2009, as extended, Mr. Lexo serves in an executive officer's capacity, subject to automatic extensions for successive one-year periods unless notice to terminate is given by VSE or the officer at least 60 days prior to the expiration of the then current term. The terms and conditions of Mr. Lexo's agreement with VSE are similar to those of Mr. Gauthier's 2008 agreement except that (a) Mr. Lexo is employed at a base salary subject to annual reviews, (b) Mr. Lexo will be reappointed to serve in his current or comparable capacity, (c) in the event of termination without cause, Mr. Lexo's lump sum severance compensation payment shall equal his annual base salary then in effect, and (d) in the event of a Change of Control of VSE, as defined, Mr. Lexo may terminate the agreement and will be entitled to a lump sum severance compensation payment equal to his annual base salary then in effect.

Grants of Plan-Based Awards

	The table below reports all grants of plan-based awards to each of the named executive officers for the fiscal year ended December 31, 2008.

           [The balance of this page is intentionally left blank,
                and the next page is the Grants of Plan-Based
                      Awards in Fiscal Year 2008 Table]

                                     -24-

                                     Grants of Plan-Based Awards in Fiscal Year 2008 Table

                                                                                                  All other
                                                                                                   option
                      Estimated future payouts under     Estimated future payouts     All other    awards:      Exer-    Grant
                        non-equity incentive plan       under equity incentive plan     stock     number of    cise or  date fair
                                  awards                           awards              awards:    securities    base    value of
                      ------------------------------    ---------------------------    number       under-    price of   stock
                      Thresh-     Target      Maxi-     Thresh-    Target    Maxi-    of shares     lying      option     and
               Grant    old                    mum        old                 mum     or units     options     awards    option
  Name         Date     ($)         ($)        (S)        ($)        ($)      (S)       (#)          (#)       ($/Sh)    awards
  ----         ----   -------     ------      -----     -------    ------    -----    ---------   ----------  --------  ---------
  (a)           (b)     (c)         (d)        (e)        (f)        (g)      (h)       (i)          (j)         (k)      (l)

Donald M.     4/22/08      --         --          --      --         --       --        4,374        --          --     $150,000
Ervine       12/31/08   2,250      9,000      54,000
(2)(3)

Maurice A.   12/17/08  10,375     41,500     249,000      --         --       --           --        --          --           --
Gauthier (4)

Thomas R.    12/17/08   5,625     22,500     135,000      --         --       --           --        --          --           --
Loftus

Thomas G.    12/17/08   5,875     23,500     141,000      --         --       --           --        --          --           --
Dacus

James M.           --      --         --          --      --         --       --           --        --          --           --
Knowlton (5)

James W.     12/17/08   5,625     22,500     135,000      --         --       --           --        --          --           --
Lexo



Notes to Grants of Plan-Based Awards Table

1.	The amounts reported above represent potential payments to the named executive officer under VSE's Restricted Stock Plan. This plan is discussed above under the caption "Executive Compensation Components-Performance-Long-Term Incentive Compensation."

2.	On April 22, 2008, the Board awarded Mr. Ervine a grant of 4,374 shares of VSE Stock pursuant to VSE's Restricted Stock Plan in recognition of his 25 years of loyal and dedicated service to VSE and its stockholders.

3.	Mr. Ervine's Transition Agreement as amended on December 31, 2008 (see above), provides that he will participate in VSE's Restricted Stock Plan on a pro rata basis (being one fourth of the restricted stock award that he would have otherwise been entitled had he been a participant for the entire fiscal year), for restricted stock awards in respect of VSE's fiscal year ending December 31, 2009.

4.	The amount reported above for Mr. Gauthier represents potential payments to him under VSE's Restricted Stock Plan. The amount reported above excludes a grant of 5,831 shares of VSE Stock on April 22, 2008, pursuant to the "Gauthier Employment Agreement," with subsequent vesting and issue dates, subject to Mr. Gauthier's employment not having been terminated (5,831 shares of VSE Stock at the April 21, 2008, closing price of $34.30 represented an award of approximately $200,000).

5.	Mr. Knowlton is planning to retire in 2009.

                                     -25-
Narrative to Grants of Plan-Based Awards Table

	VSE has a Restricted Stock Plan approved by stockholders on May 2, 2006. Pursuant to procedures adopted by the Board, employees granted an Award will earn an amount equal to a graduated percent of annual salary based on VSE's return on equity for the subsequent fiscal year as follows: threshold 2.5% of salary, target 10% of salary, and maximum 60% of salary. Return on equity is determined on completion of VSE's annual financial audit, and the date of Award occurs on the first business day of the subsequent month. The awards are subject to a two-year vesting schedule: one-third of the award vests after completion of VSE's annual financial audit and one-third on each of the next two anniversaries of such initial vesting date. As each third of the dollar-denominated award vests, the award is converted into restricted VSE Stock based on the fair market value (closing market price) of VSE Stock at the date of conversion. The restricted stock is subject to a two-year holding period and to other restrictions on sale.

	Awards and payment under the Restricted Stock Plan are subject to Compensation Committee authorization based on audited financial results, including all compensation costs, reasonableness of total employee compensation, and other factors as determined by the Compensation Committee and Board. The date of Award, vesting date, and pricing of the vested amount of the Award are based on the date audited financial results become available. Notwithstanding the determination of the amount of an employee Award pursuant to the procedures indicated above, the Committee may, in its sole discretion, reduce the amount of or totally eliminate an Award to the extent the Committee determines that such reduction or elimination is appropriate under facts and circumstances as the Committee deems relevant.

Outstanding Equity Awards at Fiscal Year End

	The table below reports all outstanding equity awards for each of the named executive officers for fiscal year ended December 31, 2008.

           [The balance of this page is intentionally left blank,
                 and the next page is the Outstanding Equity
                      Awards in Fiscal Year End Table]


                                     -26-

                                       Outstanding Equity Awards at Fiscal Year End Table


                                   Option awards (1)                                             Stock awards
             --------------------------------------------------------------   ---------------------------------------------------
                                                                                                                        Equity
                                                                                                                      incentive
                                                                                                         Equity          plan
                                                                                                       incentive       awards:
                                            Equity                                                        plan        market or
                                          incentive                                         Market      awards:         payout
                                         plan awards:                                      value of    number of       value of
                           Number of      number of                           Number of     shares      unearned       unearned
              Number of    securities     securities                          shares or    or units     shares,        shares,
             securities    underlying     underlying                           units of    of stock     units or       units or
             underlying    unexercised   unexercised    Option                stock that     that     other rights   other rights
             unexercised   options (#)     unearned    exercise    Option      have not    have not    that have      that have
             options (#)   unexercis-      options      price      expira-      vested      vested     not vested     not vested
  Name       exercisable      able           (#)         ($)      tion date      (#)         ($)          (#)            ($)
  ----       -----------   -----------   -----------   --------   ---------   ----------   --------   ------------   ------------
   (a)          (b)            (c)           (d)         (e)         (f)         (g)         (h)          (i)            (j)
Donald M.         --          --            --              --          -         --          --           --            340,800
Ervine

Maurice A.        --          --            --              --          --        --          --           --            168,800
Gauthier

Thomas. R.    12,000          --            --          12.585    12/31/09        --          --           --            191,000
Loftus

Thomas G.      4,500          --            --          12.585    12/31/09        --          --           --            215,800
Dacus

James M.          --          --            --              --          -         --          --           --            217,000
Knowlton

James W.          --          --            --              --          -         --          --           --            116,400
Lexo


Notes to Outstanding Equity Awards Table

	1. The options reported above were granted under VSE's 2004 Stock Option Plan. The options were granted as of January 1, 2005 and expire on December 31, 2009. All of the options listed above have a five-year term and vest in four equal annual installments commencing on the grant date.

	2. As discussed above, VSE's Restricted Stock Plan provides for dollar-denominated awards that are subject to a two-year vesting schedule: one-third of the award vests after completion of VSE's annual financial audit and one-third on each of the next two anniversaries of such initial vesting date. As each third of the dollar-denominated award vests, the award is converted into restricted VSE Stock based on the fair market value (closing market price) of VSE Stock at the date of conversion. Accordingly, the number of shares of restricted stock that have not vested is not presently determinable (see discussion above under the caption "Executive Compensation Components-Performance-Long-Term Incentive Compensation"). The aggregate dollar-denominated value of all such awards that have not vested as of December 31, 2008, is reported in column (j) of the table.

Narrative to Outstanding Equity Awards Table

	On December 30, 2005, the Board discontinued awarding options to purchase VSE Stock. Options outstanding as of December 30, 2005, were not affected by this Board action. See discussion above under the caption "Executive Compensation Components-Long-Term Incentive Compensation."


                                     -27-
Option Exercises and Stock Vested

	The following table reports stock options exercised and stock awards vested by VSE's named executive officers during the fiscal year ended
December 31, 2008.

                  Option Exercises and Stock Vested During Fiscal Year 2008 Table

                            Option awards (1)                              Stock awards (2)
                  ----------------------------------------   ---------------------------------------
                    Number of shares     Value realized on    Number of shares     Value realized on
                  acquired on exercise       exercise        acquired on vesting        vesting
      Name                 (#)                  ($)                  (#)                  ($)
      ----        --------------------   -----------------   -------------------   -----------------
      (a)                  (b)                  (c)                  (d)                  (e)
Donald M. Ervine         7,500               213,629                  1,492                45,670

Maurice A. Gauthier         --                    --                     --                    --

Thomas R. Loftus            --                    --                    807                24,702

Thomas G. Dacus             --                    --                    922                28,222

James M. Knowlton        6,000               165,425                    922                28,222

James W. Lexo               --                    --                     --                    --


Notes to Options Exercises and Stock Vested Table

	1. The "Value Realized on Exercise" represents the difference between the fair market value and the exercise price of VSE Stock on the date of exercise.

	2. The number of shares acquired on vesting reported in column (d) excludes the number of shares withheld equal to the minimum amount of taxes required to be withheld by the Company under applicable law, as follows:
Ervine-710 shares, Loftus-383 shares, Dacus-438 shares, and Knowlton-438 shares. The value realized on vesting reported in column (e) represents the number of vested shares acquired valued at the closing market price for VSE Stock ($30.61 per share) on the vesting date (March 3, 2008), excluding the number of shares withheld equal to the minimum amount of taxes required to be withheld by the Company under applicable law.

Pension Benefits

	VSE does not provide pension arrangements or post-retirement health coverage for executives and employees. VSE and Energetics sponsor participation in the VSE Corporation Employee 401(k) Plan, Energetics sponsors a Profit Sharing Plan, ICRC sponsors a 401(k) Plan, and G&B sponsors a 401(k) Plan; all of the plans are IRS-qualified, defined contribution, money-purchase plans. VSE also has a nonqualified deferred compensation plan as discussed below.

Nonqualified Deferred Compensation

	The following table provides information related to potential benefits payable to each named executive officer under VSE's Deferred Supplemental
Compensation Plan as of and for the year ended December 31, 2008.

                                     -28-

                                Nonqualified Deferred Compensation Table


                      Executive       Registrant                            Aggregate
                    contributions   contributions    Aggregate earnings   withdrawals/    Aggregate balance
Name (1)             in last FY     in last FY (2)       in last FY       distributions    at last FYE (3)
                         ($)             ($)                ($)                ($)               ($)
--------            -------------   -------------    ------------------   -------------   -----------------
   (a)                   (b)             (c)                (d)                (e)               (f)
Donald M. Ervine          --           98,948             (246,439)             --            873,383

Maurice A. Gauthier       --           76,043                   --              --             76,043

Thomas R. Loftus          --           54,145              (48,437)             --            213,945

Thomas G. Dacus           --           60,742              (34,446)             --            179,532

James M. Knowlton         --           61,291              (77,090)             --            310,269

James W. Lexo             --           53,322               (5,082)             --             75,909



Notes to Nonqualified Deferred Compensation Table

1.	Each of the named executive officers in column (a) has been a participant in the plan or predecessor plans for more than 20 years, except for Mr. Dacus, Mr. Lexo and Mr. Gauthier who have been participants for seven years, two years and one year, respectively.

2.	Amounts reported in column (c) are reported in the Summary Compensation
Table, column (i). Aggregate earnings (losses) reported in column (d) are not reported in the Summary Compensation Table.

3.	Amounts reported in column (f) include aggregate contributions by VSE that were reported as compensation to the named executive officers in VSE's Summary Compensation Table for previous years and aggregate earnings that were not reported as compensation. Aggregate contributions by VSE previously reported in the Summary Compensation Tables for the years 2000 through 2008, the period for which plan records identifying contributions to individual participants are available, and aggregate earnings (losses) for the same period, were:

          Aggregate Registrant Contributions and Earnings, 2000-2008

                                      Aggregate
                                     Registrant                Aggregate
             Name                 Contributions ($)           Earnings ($)
             ----                 -----------------           ------------
       Donald M. Ervine               343,961                   (77,168)
       Maurice A. Gauthier             76,043                        --
       Thomas R. Loftus               188,506                   (21,168)
       Thomas G. Dacus                200,493                   (20,963)
       James M. Knowlton              221,321                   (29,463)
       James W. Lexo                   80,991                    (5,082)


Narrative to Nonqualified Deferred Compensation Table

	VSE has a non-qualified, non-contributory Deferred Supplemental Compensation Plan ("DSC Plan") for all VSE officers. The plan was adopted by the Board in 1994 as the successor to a predecessor plan adopted in 1985, which succeeded a plan originally established in the mid-1970s.

                                     -29-
	The current plan provides, at the Board's discretion, for an annual contribution to the plan not to exceed 12% of VSE's consolidated net income for the year. Each officer's allocation from the annual contribution bears the same percentage to the annual contribution as that officer's salary bears to total annual officer salaries. For 2008 an annual contribution of 8% of VSE's consolidated net income (approximately $1,463,000) was authorized and allocated to 39 participant accounts.

	Benefits under the plan are payable to the participant on retirement or resignation, subject to a vesting schedule, non-competition agreement, and other plan provisions, or in the event of a change of control of VSE. VSE contributions to the plan are irrevocable and shall be used to pay benefits under the plan, subject to the claims of the general creditors of VSE.

	VSE contributions to the plan are deposited in a plan trust. VSE invests the plan trust assets in an account managed by BNY Mellon Wealth Management.
The managed account contains investments in a diversified portfolio of individual company equity securities and in several mutual funds, including Class M shares of the BNY Mellon Bond Fund, BNY Mellon Small Cap Stock Fund (MPSSX), BNY Mellon Mid Cap Stock Fund (MPMCX), BNY Mellon International Fund (MPITX), and BNY Mellon Emerging Market Fund (MEMKX), and a Money Market
Demand Account.

Potential Payments on Termination or Change of Control

	The following table sets forth potential payments to our executive officers on termination of employment with VSE or a change of control of VSE. The amounts shown assume that such termination or termination on change of control was effective as of December 31, 2008, and are estimates of the amounts that would be paid to the executives on their termination. The actual amounts to be paid can only be determined at the time of such executive's separation from VSE or any of VSE's subsidiaries.

         Potential Payments on Termination or Change of Control Table

                                            Termination           Termination
                                              Without              on Change
  Name                     Benefit           Cause ($)           of Control ($)
  ----                     -------          -----------          --------------
Donald M. Ervine        Salary                522,000               522,000
                        DSC Plan              873,383               873,383
                        Stock Options             N/A                   N/A
                        Restricted Stock      340,800               340,800


Maurice A. Gauthier     Salary                830,000               830,000
                        DSC Plan               76,043                76,043
                        Stock Options             N/A                   N/A
                        Restricted Stock      397,550               397,550

Thomas R. Loftus        Salary                197,000               197,000
                        DSC Plan              213,945               213,945
                        Stock Options         319,740               319,740
                        Restricted Stock      191,000               191,000

Thomas G. Dacus         Salary                221,000               221,000
                        DSC Plan              179,532               179,532
                        Stock Options         119,902               119,902
                        Restricted Stock      215,800               215,800

James M. Knowlton       Salary                223,000               446,000
                        DSC Plan              310,269               310,269
                        Stock Options             N/A                   N/A
                        Restricted Stock      217,000               217,000

James W. Lexo           Salary                194,000               194,000
                        DSC Plan               75,909                75,909
                        Stock Options             N/A                   N/A
                        Restricted Stock      116,400               116,400



                                     -30-

Notes to Potential Payments on Termination or Change of Control Table

	Table excludes information with respect to contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers and that are available generally to all salaried employees-for example, qualified benefit plan distributions and payment for unused vacation pay.

	With respect to the potential value of stock options reported in the "Potential Payments on Termination or Change of Control Table," the Company assumed that the value was approximately equal to the closing price of VSE Stock on December 31, 2008 ($39.23 per share) less the exercise price for such options as reported in the "Outstanding Equity Awards at Fiscal Year End Table" above.

Narrative to Potential Payments on Termination or Change of Control Table

Payments Made Pursuant to Ervine Transition Agreement

	The amounts reported in the above table for Mr. Ervine are based on his Transition Agreement dated April 22, 2008, as amended December 30 and December 31, 2008, pursuant to which Mr. Ervine has agreed to serve as VSE's Non-executive Chairman of the Board for a period of two years from April 1, 2009 through March 31, 2011 (see "Narrative to Summary Compensation Table" above).

	Pursuant to the Transition Agreement, as amended, Mr. Ervine is paid a fee of $216,000 per annum, and he will be eligible for a performance incentive bonus not to exceed $216,000 per year if VSE achieves certain annual return on equity target percentages. In the event of a termination without cause or of a change of control, Mr. Ervine is entitled to receive payment for the amounts that would have been payable through the expiration of the term of the Transition Agreement (March 31, 2011 as amended). No provision has been made for payment in the event of death or disability, except in the case of a termination without cause or of a change of control, in which case his surviving spouse or estate is entitled to receive a lump sum equal to the fee Mr. Ervine would have earned ($216,000 per annum) if Mr. Ervine had continued to serve hereunder through the expiration of the term of the Transition Agreement, as amended.

	The balance of the discussion below refers solely to the named executives other than Mr. Ervine.

Payments Made On Termination

	On termination of employment with VSE or any of VSE's subsidiaries, a named executive officer is entitled to receive amounts earned during his term of employment. Such amounts include:

*	salary through date of termination
*	unused vacation pay
*	reimbursement for company business and travel expenses.

The executive also retains a vested interest in and is entitled to receive payment in accordance with respective plan documents and other applicable procedures, restrictions (such as termination-for-cause), and expiration dates:

                                     -31-
*	ESOP and 401(k) account
*	Profit Sharing Plan account (Energetics only)
*	DSC Plan account
*	Stock Options (must be exercised within three months of termination, and within one year if terminated pursuant to a lay off, not to exceed the Stock Option termination date)
*	Restricted Stock.

The executive officer is also entitled to continue participation in VSE's group health plans for a period of 18 months (COBRA continuation coverage) following termination on payment of 102% of the monthly premium charged to VSE for such coverage. VSE has no executive-only health benefit plans.

	In the event of involuntary termination without cause, VSE executives are eligible for up to four months of outplacement assistance services having an estimated value of about $6,250.

Payments Made On Retirement

	In the event of the retirement of a named executive officer, in addition to the items identified above:

*	Vested stock options may be exercised within three years of the date of retirement, not to exceed the option termination date.

Payments Made On Death or Disability

	Pursuant to employment agreements with each named executive officers, in the event of the death or disability for any period of six consecutive months of a named executive officer, in addition to the benefits listed under the headings "Payments Made On Termination" and "Payments Made On Retirement" above, the named executive officer (or designated beneficiary) will be paid the executive's base salary then in effect for one full year following the date of death or disability. In addition, vested stock options may be exercised within one year of the date of death or termination due to disability, not to exceed the option termination date.

Payments Made On Change of Control

	VSE has entered into an employment agreement with each of the named executive officers. Pursuant to these agreements, if a change of control of VSE occurs, the executive may terminate the employment agreement on 30 days' notice. If an executive's employment is terminated following a change of control, in addition to the benefits listed above under the heading "Payments Made On Termination," the executive officer will receive:

*	a lump sum payment of one or two times the executive's base salary
*	full vesting and payment of the executive's DSC Plan account
*	full vesting and payment of the executive's Restricted Stock Plan benefits
*	full vesting of the executive's unexercised stock options.

	The employment agreements and change of control provisions for each of the named executive officers are substantially similar. Generally, pursuant to the agreements, a change of control is deemed to have occurred on the occurrence of any of the following events:

                                     -32-

*	30% or more of VSE's outstanding stock is acquired beneficially by one or more persons acting together in concert or otherwise;
*	a cash tender or exchange offer is completed for an aggregate of 40% or more of VSE's outstanding stock;
*	VSE's stockholders approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of VSE's assets, unless after the merger or consolidation, VSE is the surviving corporation and more than 50% of VSE's outstanding stock is beneficially owned by existing VSE stockholders both before and after the merger or consolidation;
*	two or more directors are elected to the Board without having previously been nominated and approved by the members of the Board immediately prior to such election.

Director Compensation

	The following table provides information related to the compensation of our non-employee directors for fiscal year 2008.

                                            Director Compensation Table

                                                                                     Change in
                                                                                   pension value
                                                                                     and non-
                                                                                     qualified
                    Fees earned                                     Non-equity       deferred
                      or paid                                     incentive plan   compensation     All other
  Name                in cash     Stock awards    Option awards    compensation      earnings      compensation   Total
                    ($) (1) (2)      ($) (3)        ($) (4)           ($)              ($)            ($)         ($)
  ----              -----------   ------------    -------------   --------------   -------------   ------------   -----
   (a)                  (b)           (c)              (d)             (e)              (f)            (g)         (h)
Ralph E. Eberhart     36,000         23,960             --              --               --             --       59,960

Clifford M. Kendall   46,000         23,960             --              --               --             --       69,960

Calvin. S. Koonce     39,000         23,960             --              --               --             --       62,960

James F. Lafond       48,000         23,960             --              --               --             --       71,960

David M. Osnos        33,000         23,960             --              --               --             --       56,960

Jimmy D. Ross         38,000         23,960             --              --               --             --       61,960

Bonnie K. Wachtel     42,000         23,960             --              --               --             --       65,960


Notes to Director Compensation Table

1.	The amount reported in column (b) combines amounts paid for director fees and meeting fees. See "Narrative to Director Compensation Table" below.

2.	Pursuant to the 2004 Directors Stock Plan, Mr. Koonce elected to receive all, and General Ross elected to receive half, of his annual director fees of $24,000 for 2008 in VSE Stock in lieu of cash. Mr. Koonce received 696 shares ($23,977), and General Ross received 348 shares ($11,989), of VSE Stock per their respective elections. The dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R was the fair market value of the VSE Stock received based on the closing price of VSE Stock on December 3, 2008 ($34.45 per share), the valuation date specified in the plan.

                                     -33-

3.	Pursuant to the 2006 Restricted Stock Plan, each non-employee director was granted a Restricted Stock Award of 500 shares of VSE Stock on January 2, 2008. The dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R is based on the closing price of VSE Stock on January 2, 2008 ($47.92 per share).

4.	As of December 31, 2008, each of the non-employee directors named above held stock options covering shares of VSE Stock as follows: General Eberhart-0 shares, Mr. Kendall-0 shares, Mr. Koonce-0 shares, Mr. Lafond-2,000 shares,
Mr. Osnos-2,000 shares, General Ross-500 shares, Ms. Wachtel-2,000 shares.

Narrative to Director Compensation Table

	During 2008, each non-employee director was compensated with director fees at an annual rate of $24,000, and the chairman of the Audit Committee was compensated additionally at an annual rate of $5,000 (total director fee of $29,000). In addition, each non-employee director was compensated at a rate of $1,000 for each Board meeting attended, and Committee members were compensated at a rate of $1,000 for each Committee meeting attended.

	Pursuant to the VSE Corporation 2004 Non-Employee Directors Stock Plan approved by stockholders in 2004, each non-employee director can elect that all or a portion of his or her annual cash compensation for services as a VSE director be paid in VSE Stock at fair market value determined in accordance with the plan. Mr. Koonce and General Ross each elected to participate in the Plan for 2008.

	Pursuant to the VSE Corporation 2004 Stock Option Plan approved by stockholders in 2004, each non-employee director was granted, as of January 1 each year commencing with January 1, 2005, a nondiscretionary five-year option to purchase up to 1,000 shares of VSE Stock. In December 2005, the Board discontinued awarding options to purchase VSE Stock. Options outstanding as of December 30, 2005, were not affected by this Board action. The total number of stock options held by each non-employee director as of December 31, 2008, is indicated in Note 4 of Notes to Director Compensation Table.

	Following approval of the 2006 Restricted Stock Plan by stockholders on May 1, 2006, each non-employee director was granted a Restricted Stock Award of 600 shares of VSE Stock on June 27, 2006 (the initial grant of 300 shares has been adjusted for the June 11, 2007 two-for-one stock split). VSE Stock issued pursuant to the Restricted Stock Plan is fully vested when issued, but the certificates for such Stock bear a restrictive legend prohibiting the sale, transfer, pledge and assignment of such Stock for a two-year period commencing on the issue date. When all restrictions on the certificates bearing a restrictive legend have lapsed, VSE issues a non-restrictive certificate to the directors (subject to any applicable securities law restrictions). Directors appointed during the year will be eligible for a pro rata annual award.

	During 2006 the Compensation Committee engaged PricewaterhouseCoopers to perform a compensation analysis for VSE executive officers and directors. The Committee met and conferred with PricewaterhouseCoopers representatives at numerous times in 2006, and on December 5, 2006, PricewaterhouseCoopers reported that its benchmarking survey indicated that the equity portion of total non-employee director compensation was below peer group benchmarking averages (see "Review of Executive Compensation" above for further information on the PricewaterhouseCoopers engagement). Based on the total compensation analysis, and on the recommendation of its Compensation Committee, the Board

                                     -34-
authorized non-employee director Restricted Stock Awards for each non-employee director of 800 shares of VSE Stock beginning on January 1, 2007 (as adjusted for the June 11, 2007 two-for-one stock split) and 500 shares on January 1, 2008.

	No compensation is paid to any non-employee director for personal services rendered to VSE pursuant to a consulting services agreement between the director and VSE, or any of VSE's subsidiaries, unless authorized as a special assignment by the Board. No such authorization was requested for or on behalf of any director in 2008. The foregoing procedures do not restrict reimbursement for expenses incurred by a director for attending meetings of the Board or its authorized committees.

Changes in Non-Employee Director Compensation in 2009

	During 2008 the Compensation Committee reviewed the compensation arrangements for non-employee directors. The Compensation Committee considered director compensation survey data based on VSE's existing 2006 industry peer group and also additional director compensation survey data for small and medium companies published by the National Association of Corporate Directors. Based on its discussions and reviews, the Compensation Committee recommended several changes in director compensation. The recommended changes were approved by the Board on December 17, 2008, and are effective as of January 1, 2009:

*	The individual non-employee director annual retainer fee was increased from $24,000 to $35,000.
*	The individual non-employee director annual stock grant under the 2006
        Restricted Stock Plan was set as the number of shares of VSE Stock equal to $35,000 divided by the closing price of VSE Stock on the first trading day following January 1, rounded to the nearest 100 shares. On January 2, 2009, each non-employee director was granted a Restricted Stock Award of 900 shares.
*	The additional annual fee for service as chairman of the Audit Committee was increased from $5,000 to $10,000, and an additional fee for service as chairman of the Compensation Committee was initiated at the annual rate of $10,000.
*	There was no change in the rate for Board and Committee meeting fees-
        each non-employee directors is compensated at the rate of $1,000 for each Board meeting attended, and each non-employee director Committee member is compensated at a rate of $1,000 for each Committee meeting attended.

Compensation Committee Interlocks and Insider Participation

	During 2008, the Compensation Committee was composed of General Ross, Mr. Kendall, Mr. Koonce, and General Eberhart. No member of the Committee was at any time during 2008 or at any other time an officer or employee of VSE. No executive officer of VSE serves or has served as a member of the Compensation Committee of another entity that has an executive officer who serves on VSE's Compensation Committee. No executive officer of VSE served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Board or Compensation Committee.

	Mr. Koonce is a major stockholder of VSE. See table above for "Security Ownership of Certain Beneficial Owners and Management."

                                     -35-

Compensation Committee Report

	The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with VSE management. Based on the review and discussions, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in the Proxy Statement.

	Jimmy D. Ross, Committee Chairman
	Ralph E. Eberhart
        Clifford M. Kendall
	Calvin S. Koonce

                            STOCKHOLDER PROPOSALS

       Proposals of stockholders intended to be presented at VSE's 2010 annual meeting of stockholders must have been received by VSE's Secretary at VSE's principal executive offices, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, by no later than the close of business on November 24, 2009, to be considered for inclusion in VSE's proxy material relating to such meeting.

       In addition, under our By-Laws stockholders may recommend persons to be nominated for election as directors of the Company at the annual meeting of stockholders. To be considered for nomination, such recommendation must be received in writing by the Secretary of the Company no later than 90 days before the date which corresponds to the date on which the annual meeting of stockholders was held during the immediate prior year, i.e., February 4, 2010. Such recommendation shall be accompanied by the name of the stockholder proposing the candidate, evidence that stockholder is a beneficial owner of VSE Stock as of the record date established for the determination of stockholders entitled to notice of, and to vote at, the annual meeting of stockholders, the name of candidate being proposed for nomination, and the candidate's biographical data and qualifications.

                                OTHER MATTERS

       VSE will bear the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by VSE directors, officers and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries, who are record holders of Stock, for forwarding solicitation material to the beneficial owners of the Stock. VSE will, on the request of such record holders, pay the reasonable expenses for completing the mailing of such materials to the beneficial owners.

       A copy of the VSE's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2008, will be furnished without charge on written or telephonic request to Thomas M. Kiernan, Vice President, 2550 Huntington Avenue, Alexandria, VA 22303-1499 or call (703) 329-4721. The Form 10-K is also available at www.vsecorp.com .

By Order of the Board of Directors
Thomas M. Kiernan, Secretary

                                     -36-
_______________________________________________________________________________
[X] PLEASE MARK VOTES          REVOCABLE PROXY
    AS IN THIS EXAMPLE         VSE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
         MAY 5, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints Donald M. Ervine and Thomas M. Kiernan as Proxies, each with the power to appoint his substitute, and hereby authorizes them to vote as designated below, all the Common Stock of VSE Corporation held of record by the undersigned on March 6, 2009, at the annual meeting of stockholders scheduled to be held on May 5, 2009, and at any adjournment thereof.


1.  ELECTION OF DIRECTORS
for all nominees listed              [ ] FOR   [ ] WITHHOLD   [ ] FOR ALL EXCEPT
below, except as marked to
the contrary below.

(01)   Ralph E. Eberhart
(02)   Donald M. Ervine
(03)   Maurice A. Gauthier           INSTRUCTION: To withhold authority to vote
(04)   Clifford M. Kendall           for any nominee(s), mark "For All Except"
(05)   Calvin S. Koonce              and write that nominee's name in the space
(06)   James F. Lafond               provided below.
(07)   David M. Osnos
(08)   Jimmy D. Ross                 __________________________________________
(09)   Bonnie K. Wachtel


2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as the independent registered public accountant of VSE Corporation for the year ending December 31, 2009.
                                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before this meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

Please be sure to date and sign
this proxy card in the box below.

___________________________________________
                       Date


_____ Sign above __________________________



________________________________________________________________________________

   Detach above card, sign, date and mail in postage paid envelope provided.

                               VSE CORPORATION

Please sign exactly as it appears printed hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing as a corporation, please sign full corporate name by President or other authorized officer. If signing as a partnership, please sign in partnership name by authorized person.

                             PLEASE ACT PROMPTLY
       PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
                   IN THE ENCLOSED POSTAGE-PAID ENVOLOPE.


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


____________________________________________

____________________________________________

____________________________________________